                                                                    EXHIBIT 10.8

Mr. David Rand                                                      May 19, 1998
15864 Highland Drive
San Jose, CA 95127-1743

Dear David:

     This letter sets forth the basic terms and conditions of your employment with AboveNet Communications, Inc., a California corporation ("AboveNet") effective May 1, 1998. By signing this letter, you will be agreeing to these terms. It is important that you understand clearly both what your benefits are and what is expected of you by AboveNet.

1. Salary. You will be paid a monthly base salary of $11,667, less regular payroll deductions, (payable as $5,833.50 semi-monthly), which covers all hours worked. Generally, your salary will be reviewed annually but AboveNet reserves the right to change your compensation from time to time on reasonable notice.

2. Duties. Your job title will be Chief Technology Officer. Your duties generally will be in the areas of keeping AboveNet current on relevant technology, hiring and maintaining a staff of appropriate employees in your areas of responsibility, consistent with AboveNet Human Resource policies and budgets, making sure AboveNet retains its Tier 1 status, negotiating peering agreements together with the AboveNet Finance Department, and working with the AboveNet CEO and President to implement the AboveNet ISX (Internet Service Exchange) mission and AboveNet's so-called one hop solution, but you may be assigned other duties as needed and your duties may change from time to time on reasonable notice, based on the needs of AboveNet and your skills, as determined by AboveNet.

     As an exempt employee, you are required to exercise your specialized expertise, independent judgment and discretion to provide high-quality services. You are required to follow office policies and procedures adopted from time to time by AboveNet and to take such general direction as you may be given from time to time by your superiors. AboveNet reserves the right to change these policies and procedures at any time. (Also see Adjustments and Changes in Employment Status). You are required to devote your full energies, efforts and abilities to your employment, unless AboveNet expressly agrees otherwise. You are not permitted to engage in any business activity that competes with AboveNet.

3. Hours and Place of Work. As an exempt employee, you are expected to work the number of hours required to get the job done. However, you are generally expected to be present or available during normal working hours of AboveNet. Normal working hours will be established by AboveNet and may be changed as needed to meet the needs of the business. AboveNet agrees that you may work from your residence located at 15864 Highland Drive, San Jose, California 95127-1743, provided that you are available to attend meetings as required by the AboveNet CEO and President and/or Board of Directors, with appropriate prior notice to you. AboveNet will lend to you the equipment listed on Attachment A for you to use in connection with your work for AboveNet and will reimburse out-of-pocket expenses that you incur in connection with your work for AboveNet, subject to your compliance with AboveNet's standard employee expense reimbursement policies.

4. Adjustments and Changes in Employment Status. You understand that the Company reserves the right to make personnel decisions regarding your employment, including but not limited to decisions regarding any promotion, salary adjustment, transfer or disciplinary action, up to and including termination, consistent with the needs of the business.

5. Proprietary Information Agreement. You will be required to sign and abide by the terms of the enclosed Employee's Proprietary Information, Inventions and Related Technology Agreement, which is incorporated into this agreement by reference as Attachment B.

6. Immigration Documentation. Please be advised that your employment is contingent on your ability to prove your identity and authorization to work in the U.S. for AboveNet. You must comply with the Immigration and Naturalization Service's employment verification requirements.

7. Representation and Warranty of Employee. You represent and warrant to AboveNet that the performance of your duties will not violate any agreements with or trade secrets of any other person or entity.

8. Employee Benefits. You will be eligible for paid vacation, sick leave and holidays as set forth in our employee guidelines. You will be provided with health insurance benefits and dental insurance benefits, as provided in our benefit plans. These benefits may change from time to time. You will be covered by workers' compensation insurance and State Disability Insurance, as required by state law.

9. Additional Benefits, If Any. You will be provided with the following additional benefits, which may also change from time to time: No additional benefits.

10.  Term of Employment. Your employment with AboveNet is for a term of three
     (3) years, provided, however, that either you or AboveNet can terminate your employment "at will" at any time for any reason, with or without cause and with or without notice.

     If you are terminated without cause, you will 6 months' notice or 6 months' pay in lieu of notice. Termination for cause requires no notice and no additional pay.

11. Dispute Resolution Procedure. You and the Company ("the parties") agree that any dispute, arising out of or related to the employment relationship between them, including the termination of that relationship and any allegations of unfair or discriminatory treatment arising under state or federal law or otherwise, shall be resolved by final and binding arbitration, except where the law specifically forbids the use of arbitration as a final and binding remedy. The following dispute resolution procedure shall apply:

(a) The party claiming to be aggrieved shall furnish to the other party a written statement of the grievance identifying any witnesses or documents that support the grievance and the relief requested or proposed.

(b) The responding party shall furnish a statement of the relief, if any, that it is willing to provide, and the witnesses or documents that support its position as to the appropriate action. The parties can mutually agree to waive this step. If the matter is not resolved at this step, the parties shall submit the dispute to nonbinding mediation before a mediator to be jointly selected by the parties. The Company will pay the cost of mediation.

(c) If the mediation does not produce a resolution of the dispute, the parties agree that the dispute shall be resolved by final and binding arbitration. The parties shall attempt to agree to the identity of an arbitrator, and if they are unable to do so, they will obtain a list from the Federal Mediation and Conciliation Service and select an arbitrator by striking names from that list.

                The arbitrator shall have the authority to determine whether the conduct complained of in paragraph (a) of this section violates the rights of the complaining party and, if so, to grant any relief authorized by law; provided, however, the parties agree, that for violations of the employee's trade secret obligations, AboveNet retains the right to seek preliminary injunctive relief in court in order to preserve the status quo or prevent irreparable injury before the matter can be heard in arbitration. The arbitrator shall not have the authority to modify, change or refuse to enforce the terms of any employment agreement between the parties. In addition, the arbitrator shall not have the authority to require AboveNet to change any lawful policy or benefit plan.

            The hearing shall be transcribed. AboveNet shall bear the costs of the arbitration if the employee prevails. If AboveNet prevails, the employee will pay half the cost of the arbitration or $500, whichever is less. Each party shall be responsible for paying its own attorneys fees.

            ARBITRATION SHALL BE THE EXCLUSIVE FINAL REMEDY FOR ANY DISPUTE BETWEEN THE PARTIES, INCLUDING BUT NOT LIMITED TO DISPUTES INVOLVING CLAIMS FOR DISCRIMINATION OR HARASSMENT (SUCH AS CLAIMS UNDER THE FAIR EMPLOYMENT AND HOUSING ACT, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT, OR THE AGE DISCRIMINATION IN EMPLOYMENT ACT), WRONGFUL TERMINATION, BREACH OF CONTRACT, BREACH OF PUBLIC POLICY, PHYSICAL OR MENTAL HARM OR DISTRESS OR ANY OTHER DISPUTES, AND THE PARTIES AGREE THAT NO DISPUTE SHALL BE SUBMITTED TO ARBITRATION WHERE THE PARTY CLAIMING TO BE AGGRIEVED HAS NOT COMPLIED WITH THE PRELIMINARY STEPS PROVIDED FOR IN PARAGRAPHS (a) AND (b) ABOVE.

            The parties agree that the arbitration award shall be enforceable in any court having jurisdiction to enforce this Agreement, so long as the arbitrator's findings of fact are supported by substantial evidence on the whole and the arbitrator has not made errors of law; provided, however, that either party may bring an action in a court of competent jurisdiction regarding or related to matters involving the Company's proprietary information, or regarding or relating to inventions that you may claim to have developed prior to joining the Company or after joining the Company.

(d) AboveNet reserves the right to modify, change or cancel this provision upon 30 days written notice. However, such cancellation shall not affect matters which have already been submitted to arbitration.

(e) With respect to any litigation commenced pursuant to subsection (d) above, the parties consent to the exclusive jurisdiction and venue of the California state courts located in and serving Santa Clara County, California.

12. Integrated Agreement. Please note that this Agreement supersedes any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein. It constitutes the full, complete and exclusive agreement between you and AboveNet with respect to the subject matters herein. This agreement cannot be changed unless in writing, signed by you and the Chief Executive Officer and President.

13. Severability. If any term of this Agreement is held to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected; and, the parties shall use their best efforts to find an alternative way to achieve the same result.

            We look forward to having you join our organization as an employee. In order to confirm your agreement with and acceptance of these terms, please sign one copy of this letter and return it to me. The other copy is for your records. If there is any matter in this letter which you wish to discuss further, please do not hesitate to speak to me.


                                    Very truly yours,


                                    AboveNet


                                    By: /s/ SHERMAN TUAN
                                       --------------------------------------
                                                    Sherman Tuan

                                    Title: Chief Executive Officer



                                    By: /s/ WARRAN KAPLAN
                                       --------------------------------------
                                                   Warran Kaplan



                                    Title: President and Chief Operating Officer

--------------------------------------------------------------------------------

I agree to the terms of employment set forth in this Agreement.


/s/ DAVID RAND                                          5/20/98
-------------------------------        --------------------------------------
Employee -- David Rand                 Date

                                  ATTACHMENT A
                                 EQUIPMENT LIST

Equipment that is approved in the Budget and/or approved by the CEO and President of AboveNet

                                  ATTACHMENT B

          EMPLOYEE'S PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                  ATTACHMENT B

                      EMPLOYEE'S PROPRIETARY INFORMATION,
                  INVENTIONS AND RELATED TECHNOLOGY AGREEMENT

As an employee of AboveNet Communications, Inc. (the "Company"), I recognize that the Company is engaged in a continuous program of research, development and production with respect to its business.

RECITALS:

I understand that:

A. Definitions for certain of the capitalized terms used in this Employee's Proprietary Information, Inventions and Related Technology Agreement ("Agreement") are contained in Exhibit A attached to this Agreement.

B. My employment creates a relationship of confidence and trust between the Company and me with respect to any information (i) applicable to the business of the Company; or (ii) applicable to the business of any customer of the Company; or (iii) which the Company is under a contractual obligation to keep confidential which may be made known to me by the Company or by any customer of the Company, or learned by me during the period of my employment.

C.   The Company possesses and will continue to possess Company Information.

D. In consideration for the compensation received by me from the Company, I hereby agree as follows with respect to Company Information and Third Party Information and with respect to the license and assignment of the Transferred Technology.

     1.   PROTECTION OF PROPRIETARY INFORMATION.

     1.1 COMPANY INFORMATION. All Company Information shall be the sole property of the Company and its assigns or a third party, as applicable, and the Company and its assigns or such third party shall be the sole owner of all patents and other rights in connection with such Company Information. I hereby assign to the Company any rights I may have or acquire in any or all Company Information (subject to the ownership rights I retain in the Ethervalve Technology). During the term of my employment by the Company and at all times thereafter, I will keep in confidence and trust all Company Information, and I will not directly or indirectly disclose, sell, use, lecture upon or publish any Company Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. I will obtain the Company's written approval before publishing or submitting for publication any material that relates to my work at the Company or incorporates any Company Information.

     1.2 THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive Third Party Information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree, during the term of my employment and thereafter, to hold all such Third Party Information in the strictest confidence and not to disclose or use it, except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     My obligations regarding Company Information and Third Party Information shall continue until such time as the Proprietary Information is publicly known without fault on my own part.

     2. AVOID CONFLICT OF INTEREST. During the course of my employment, I shall inform the Company before accepting any employment, consulting or other relationship with another person or entity (i) in any field related to the Company's line of business, or
(ii) in a position that requires a significant time commitment. Lack of objection by the Company regarding any particular outside activity does not in any way reduce my obligations under this Agreement.

     3. RETURN OF MATERIALS. All apparatus, computers, computer files and media, data, documents, drawings, engineering log books, equipment, inventor notebooks, programs, prototypes, records, samples, equipment and other information and physical property, whether or not pertaining to Company Information, furnished to me by the Company, or produced by myself or others in connection with my employment, shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. Should the Company not so request, I shall return and deliver all such property upon termination of my employment for any reason and I will not take with me any such property or any reproduction of such property upon such termination. I further agree that any property situated on the Company's premises and owned by the Company, including computers, computer files, e-mail, voicemail, disks and other electronic storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

     4. NON-SOLICITATION. I agree that, during the period of my employment and for a period of one (1) year following termination of my employment with the Company for any reason, I will not directly or indirectly (i) solicit or in any manner encourage employees or consultants of the Company to end their relationships with the Company; or (ii) other than on behalf of the Company, call on, solicit or take away, or attempt to do any of the same, the business of any customer of the Company with whom I became acquainted during the course of my employment. By signing this Agreement, I acknowledge and agree that the names, addresses and product specifications of the Company's customers constitute Company Information and that the sale or unauthorized use or disclosure of this or any other Company Proprietary Information that I obtained during the course of this Agreement would constitute unfair competition with the Company. I promise not to engage in any unfair competition with the Company either during the term of my employment or at any time thereafter.

     5. COMPANY INVENTIONS. I will promptly disclose to the Company, or any persons designated by it, any and all Company Inventions; such disclosure shall continue for one (1) year after termination of my employment with respect to any and all such Company Inventions made, conceived, reduced to practice or learned during such one (1) year term. If any application for any United States or foreign patent related to or useful in the business of the Company or any customer of the Company shall be filed by me or for me during the period of one
(1) year after my employment is terminated, the subject matter covered by such application shall be presumed to have been a Company Invention conceived during my employment with the Company.

     6.   OWNERSHIP AND PROTECTION OF INVENTIONS.

     6.1 THE COMPANY OWNS COMPANY INVENTIONS. I agree that any and all Company Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, trademarks, copyrights and other rights in connection with such Inventions.

     6.2 INVENTIONS PROTECTION. I hereby assign to the Company any rights I may have or acquire in Company Inventions. In addition, to the extent permitted by federal copyright law, the parties agree that any works resulting from my work under this Agreement shall be "works for hire" as defined in federal copyright law. I hereby assign to the Company all of my works of authorship and all rights of copyright, trademark, patent and other such rights ("Intellectual Property Rights") in such works to the extent such works result from my work under this Agreement.

     6.3 MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

     7.   ASSIGNMENT AND LICENSE OF TRANSFERRED TECHNOLOGY.

     7.1 ETHERVALVE TECHNOLOGY. I hereby confirm that the license I granted to Company as of July 10, 1996, was, has always been and currently is, an exclusive (subject only to the prior non-exclusive license that I granted to Aponet), perpetual, irrevocable, royalty-free, worldwide license (with the right to grant sublicenses) to use, copy, modify and fully exploit the product and related technology known as EtherValve,as described in more detail in Exhibit B to this Agreement. In addition, I hereby confirm that Company owns all right, title and interest in and to the mark "EtherValve."

     7.2 MRTG TECHNOLOGY. I hereby confirm that I have granted, and Company holds, a non-exclusive perpetual, irrevocable, royalty-free, worldwide license (with the right to grant sublicenses) to use, copy, modify and fully exploit the product and related technology known as MRTG, as described in more detail in Exhibit B to this Agreement.

     7.3 ASSIGNMENT OF ALL RELATED TECHNOLOGY. Effective as of the date of this Agreement, I hereby assign, convey and transfer to Company all right, title and interest in and to all Related Technology. I hereby confirm that I do not own and right, title or interest in or to any of the following marks: AboveNet, APS, ASAP, As-UR-Here, EtherValve, ISPCondo, ISX, WebCondo Cabriolet and Remote-Hand-Services.

     8. ASSISTANCE AS TO COMPANY INVENTIONS AND TRANSFERRED TECHNOLOGY. I agree, as to any and all Inventions and Transferred Technology, to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce Intellectual Property Rights on Company Inventions and Transferred Technology in any and all countries. To that end, I will perform any further acts and execute and deliver all documents for use in applying for and obtaining such Intellectual Property Rights there-on and enforcing the same, as the Company may desire, together with any assignments of such protections to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing Intellectual Property Rights on Company Inventions and Transferred Technology in any and all countries shall continue beyond the termination of my employment, but, after such termination, the Company shall compensate me at a reasonable rate to be negotiated in good faith for time actually spent by me at the Company's request on such assistance. I acknowledge that I may be unavailable when the Company needs to secure my signature for lawful and necessary documents required to apply for or execute any Intellectual Property Rights with respect to Company Inventions and Transferred Technology (including renewals, extensions, continuations, divisions or continuations in part of patent applications). Therefore, I agree to irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, to act for and in my behalf and instead of me, to execute and file any such application(s) and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks and other protections on Inventions with the same legal force and effect as if executed by me. The Company shall also have the right to keep any and all Company Inventions and Transferred Technology as trade secrets. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever, which I now or may hereafter have for infringement of Intellectual Property Rights assigned hereunder to the Company.

     9. EMPLOYEE INVENTIONS. If in the course of my employment with the Company, I incorporate into a Company product, process or machine an Employee Invention or any other inventions, technical writings, papers, journal articles, developments, improvements,and trade secrets, which are owned by me or in which I have an exclusive interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Employee Invention as part of or in connection with such product, process or machine. I acknowledge and agree that the Company and its subsidiaries or affiliates are free to compete or develop information, inventions and products within the areas and type of the Employee Inventions.

     10. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and that my employment by the

Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement. I also understand that I am not to breach any obligation of confidentiality I have to others during my employment with the Company.

      11. NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS OR OTHERS. As part of the consideration for the offer of employment by the Company and of my employment or continued employment by the Company. I have not brought and will not bring to the Company, or use or disclose in the performance of my responsibilities any equipment, supplies, facility, electronic media, software, trade secret or other information or property of any former employer or any other person or entity which are not generally available to the public, unless I have obtained their written authorization for its possession and use.

      12. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

      13. EQUITABLE RELIEF. I acknowledge that any breach or threatened breach by me of this Agreement will result in immediate and irreparable harm to the Company, for which the Company will be entitled to injunctive relief to restrain me from violating this Agreement or to compel me to cease and desist all unauthorized use and disclosure of the Proprietary Information, without posting bond or other security. I will indemnify Company against any costs, including reasonable legal fees, incurred in obtaining relief against my breach of this Agreement. Nothing in this section shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from me.

      14. DISPUTE RESOLUTION PROCEDURE. I agree that any dispute arising out of or related to the employment relationship between me and the Company, including the termination of that relationship, shall be resolved in accordance with the dispute resolution procedures set forth in my letter of offer of employment dated May 19, 1998.

      15. MODIFICATIONS. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

      16. SEVERABILITY. If any term or provision of the Agreement shall be declared invalid, illegal or unenforceable, such term or provision shall be amended to achieve as nearly as possible the same effect of protecting Proprietary Information as the original term or provision, and all remaining provisions shall continue in full force and effect.

      17. TERM OF EMPLOYMENT. I understand that my employment is for a three year term, subject to my right and Company's right to terminate my employment "at will" at any time, for any reason, with or without cause and with or without notice subject to the requirements of my letter of offer of employment dated May 19, 1998, but my obligations under this Agreement shall survive such termination.

      18. SECTION 2870 INVENTIONS. Section 6 of this Agreement does not apply to inventions which qualify fully for protection under section 2870 of the California Labor Code ("Section 2870"). Currently, Section 2870 applies to inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on my own time, and (i) which does not relate, at the time of conception or reduction to practice of the invention, to the business of the Company, or to the Company's actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by me for the Company.

      19. SURVIVAL OF OBLIGATIONS. This Agreement shall survive termination of my employment, regardless of the circumstances of such termination.

      20. EFFECTIVE DATE. This Agreement shall be effective as of the first day of my employment by the Company.

      21. BINDING EFFECT. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and shall inure to the benefit of successors and assigns of the Company.

     22. INTEGRATED AGREEMENT. This Agreement, together with my letter of offer of employment dated May 19, 1998, constitutes the full, complete and exclusive agreement between the Company and me with regard to this Agreement's subject matter. These Agreements supersede any previous agreements or representations, whether oral or written, express or implied between the Company and me with respect to their subject matter. These Agreements shall not be modified unless in writing, signed by me and the CEO or President of the Company.

     23. EXHIBITS. The following Exhibits are made a part of and incorporated by reference in this agreement:

          Exhibit A:     Definitions.
          Exhibit B:     Transferred Technology

     24. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     25. ACKNOWLEDGEMENT. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

     Dated as of May 19, 1998


EMPLOYEE                                ACCEPTED AND AGREED TO BY:

                                        ABOVENET COMMUNICATIONS, INC.

By:  /s/ DAVID RAND                     By:  [SIG]
    ----------------------------            ----------------------------
Name: David Rand                        Name: [ILLEGIBLE]

Title  CTO
      --------------------------

Social Security No.  571 89 2347
                    ------------

Address 15869 Highland Dr.
        ------------------------

        San Jose, CA 95127-1743
        ------------------------

                                   EXHIBIT A

1. DEFINITIONS. As used in the foregoing Agreement, the following terms shall have the meanings as defined below. Where the context so indicates, a word in the singular form shall include the plural and vice-versa.

      1.1. COMPANY INFORMATION shall mean Information that the Company has created, discovered, developed or acquired. Company Information does not include any Employee Information. Company Information includes, but is not limited to, the Transferred Technology and all Company network, peering and transit agreements.

      1.2. COMPANY INVENTION shall mean an Invention that I make, conceive or reduce to practice or learn, either alone or jointly with others, that (i) results from tasks assigned me by the Company or directed by me in the scope of my employment by Company, or (ii) results from use of premises, equipment or materials owned, leased or contracted for by the Company. In particular, if the Company sends to me a "Task Assignment Form" substantially in the form attached as Exhibit C, and I agree that the task described in such form is within the scope of my duties for the Company, then I will sign and return the Task Assignment Form to Company and each invention that I make in connection with my performance of such task will be a Company Invention.

      1.3. EMPLOYEE INFORMATION shall mean Information that I have created, discovered, developed or acquired outside the scope of my employment by Company and not using any premises, equipment, or materials owned, leased or contracted for by Company.

      1.4. THIRD PARTY INFORMATION shall mean Information that Company receives from a third party that is private, confidential or proprietary to such third party.

      1.5. INFORMATION shall mean all information, whether oral or written, including but not limited to information pertaining to inventions, confidential knowledge, trade secrets, ideas, data, programs, works of authorship, know-how, improvements, discoveries, designs, techniques, and technical information.

      1.6. TRANSFERRED TECHNOLOGY shall mean, collectively, the Ethervalve Technology, the MRTG Technology and the Related Technology, each as defined in Exhibit B to this Agreement.

                                   EXHIBIT B

TRANSFERRED TECHNOLOGY

ETHERVALVE TECHNOLOGY LICENSED TO COMPANY:

      All right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information relating to bandwidth management software known as "EtherValve").

"MRTG TECHNOLOGY LICENSED TO COMPANY:

      All right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information relating to customer monitoring software known as Multi Router Traffic Grapher ("MRTG").

RELATED TECHNOLOGY ASSIGNED TO COMPANY:

      All right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and all related hardware design, software code (both source code and binary format), methodology and algorithms for the following software programs:

      o Customer monitoring and notification software called "Automated Pro-Active Services, "APS"); and.

      o Customer monitoring software called Asymmetric Allocation of Packets ("ASAP").

                                   EXHIBIT C
                              TASK ASSIGNMENT FORM

                         AboveNet Communications, Inc.


Date:
      ----------------------

AboveNet Task Description:




Requested Deliverables:




Target Completion Date:




The undersigned AboveNet employee agrees to perform the task(s) described in this Task Assignment Form and agrees that any Deliverables I provide to AboveNet and inventions that I may make in the course of performing such tasks, will be Company Inventions as defined in my "Employee's Proprietary Information, Inventions and Related Technology Agreement."


                                        -----------------------------------
                                          David Rand


                                        Dated:
                                               ----------------------------